Exhibit 10.1
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                          CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                               COST-U-LESS, INC.,

                                 CULGUAM, INC.,

                                  CULNEV, INC.,

                                  CULUSVI, INC.

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                                  APRIL 9, 2003

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                                TABLE OF CONTENTS

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
Article I DEFINITIONS.............................................................................................1

         Section 1.1       Definitions............................................................................1
         Section 1.2       Other Definitional Terms; Rules of Interpretation......................................9

Article II AMOUNT AND TERMS OF THE CREDIT FACILITY................................................................9

         Section 2.1       Advances...............................................................................9
         Section 2.2       Procedures for Requesting Advances....................................................10
         Section 2.3       Increased Costs and Capital Adequacy..................................................10
         Section 2.4       Letters of Credit.....................................................................12
         Section 2.5       Special Account.......................................................................12
         Section 2.6       Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement.........12
         Section 2.7       Obligations Absolute..................................................................13
         Section 2.8       Interest; Minimum Interest Charge; Default Interest; Clearance Days;
                           Participations; Usury.................................................................14
         Section 2.9       Fees..................................................................................15
         Section 2.10      Time for Interest Payments; Payment on Non-Banking Days; Computation of
                           Interest and Fees.....................................................................16
         Section 2.11      Collateral Account; Application of Payments...........................................16
         Section 2.12      Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit
                           Facility by the Borrower..............................................................17
         Section 2.13      Mandatory Prepayment..................................................................17
         Section 2.14      Advances to Pay Obligations...........................................................17
         Section 2.15      Use of Proceeds.......................................................................18
         Section 2.16      Liability Records.....................................................................18

Article III SECURITY INTEREST; OCCUPANCY; SETOFF.................................................................18

         Section 3.1       Grant of Security Interest............................................................18
         Section 3.2       Notification of Account Debtors and Other Obligors....................................18
         Section 3.3       Assignment of Insurance...............................................................18
         Section 3.4       Occupancy.............................................................................19
         Section 3.5       License...............................................................................19
         Section 3.6       Financing Statement...................................................................19
         Section 3.7       Setoff................................................................................20
         Section 3.8       Collateral............................................................................21

Article IV CONDITIONS OF LENDING.................................................................................21

         Section 4.1       Conditions Precedent to the Initial Advance and Letter of Credit......................21
         Section 4.2       Conditions Precedent to All Advances and Letters of Credit............................23
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Article V REPRESENTATIONS AND WARRANTIES.........................................................................24

         Section 5.1       Existence and Power; Name; Chief Executive Office; Inventory and Equipment
                           Locations; Federal Employer Identification Number and Organizational
                           Identification Number.................................................................24
         Section 5.2       Capitalization........................................................................24
         Section 5.3       Authorization of Borrowing; No Conflict as to Law or Agreements.......................25
         Section 5.4       Legal Agreements......................................................................25
         Section 5.5       Subsidiaries..........................................................................25
         Section 5.6       Financial Condition; No Adverse Change................................................25
         Section 5.7       Litigation............................................................................25
         Section 5.8       Regulation U..........................................................................25
         Section 5.9       Taxes.................................................................................26
         Section 5.10      Titles and Liens......................................................................26
         Section 5.11      Intellectual Property Rights..........................................................26
         Section 5.12      Plans.................................................................................27
         Section 5.13      Default...............................................................................27
         Section 5.14      Environmental Matters.................................................................28
         Section 5.15      Submissions to Lender.................................................................28
         Section 5.16      Financing Statements..................................................................29
         Section 5.17      Rights to Payment.....................................................................29
         Section 5.18      Intercompany Note.....................................................................29

Article VI COVENANTS.............................................................................................29

         Section 6.1       Reporting Requirements................................................................29
         Section 6.2       Financial Covenants...................................................................32
         Section 6.3       Permitted Liens; Financing Statements.................................................33
         Section 6.4       Indebtedness..........................................................................34
         Section 6.5       Guaranties............................................................................34
         Section 6.6       Investments and Subsidiaries..........................................................35
         Section 6.7       Dividends and Distributions...........................................................35
         Section 6.8       Salaries..............................................................................35
         Section 6.9       Books and Records; Inspection and Examination.........................................35
         Section 6.10      Account Verification..................................................................36
         Section 6.11      Compliance with Laws..................................................................36
         Section 6.12      Payment of Taxes and Other Claims.....................................................36
         Section 6.13      Maintenance of Properties.............................................................36
         Section 6.14      Insurance.............................................................................37
         Section 6.15      Washington Warning regarding Insurance on Motor Vehicles..............................37
         Section 6.16      Preservation of Existence.............................................................38
         Section 6.17      Delivery of Instruments, etc..........................................................38
         Section 6.18      Sale or Transfer of Assets; Suspension of Business Operations.........................38
         Section 6.19      Consolidation and Merger; Asset Acquisitions..........................................38
         Section 6.20      Sale and Leaseback....................................................................38
         Section 6.21      Restrictions on Nature of Business....................................................39
         Section 6.22      Accounting............................................................................39
         Section 6.23      Discounts, etc........................................................................39
         Section 6.24      Plans.................................................................................39
         Section 6.25      Place of Business; Name...............................................................39
         Section 6.26      Constituent Documents; S Corporation Status...........................................39
         Section 6.27      Performance by the Lender.............................................................39
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
Article VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES...............................................................40

         Section 7.1       Events of Default.....................................................................40
         Section 7.2       Rights and Remedies...................................................................42
         Section 7.3       Certain Notices.......................................................................43

Article VIII MISCELLANEOUS.......................................................................................43

         Section 8.1       No Waiver; Cumulative Remedies; Compliance with Laws..................................43
         Section 8.2       Amendments, Etc.......................................................................43
         Section 8.3       Addresses for Notices; Requests for Accounting........................................43
         Section 8.4       Further Documents.....................................................................44
         Section 8.5       Costs and Expenses....................................................................44
         Section 8.6       Indemnity.............................................................................44
         Section 8.7       Participants..........................................................................45
         Section 8.8       Execution in Counterparts; Telefacsimile Execution....................................45
         Section 8.9       Retention of Borrower's Records.......................................................45
         Section 8.10      Binding Effect; Assignment; Complete Agreement; Exchanging Information;
                           Confidentiality.......................................................................46
         Section 8.11      Severability of Provisions............................................................46
         Section 8.12      Headings..............................................................................46
         Section 8.13      Governing Law; Jurisdiction, Venue; Waiver of Jury Trial..............................47
         Section 8.14      Washington Status of Frauds...........................................................47
         Section 8.15      Joint and Several Liability...........................................................47
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                          CREDIT AND SECURITY AGREEMENT

                            Dated as of April 9, 2003

      COST-U-LESS, INC., a Washington corporation ("CUL"), CULGUAM, INC., a Guam corporation ("GUAM"), CULNEV, INC., a Nevada corporation ("NEV"), CULUSVI, INC., a U.S. Virgin Islands corporation ("USVI") and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    Article I

                                   DEFINITIONS

      Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

      "Account Reserve" means $100,000 or such higher or lower amount as the Lender shall designate in its sole discretion.

      "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

      "Advance" has the meaning specified in Section 2.1.

      "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Credit and Security Agreement.

      "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Note and (B) the L/C Amount.

      "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

      "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank National Association at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

      "Book Net Worth" means the aggregate of the common and preferred shareholders' equity in the Borrower, determined in accordance with GAAP but excluding any adjustment to the Borrower's fiscal year 2002 retained earnings, not to exceed $500,000, which is related to super-typhoon Pongsona.

      "Borrower" means, individually or together, CUL, GUAM, NEV and USVI.

      "Borrowing Base" means at any time the lesser of:

      (a)   the Maximum Line; or

      (b) subject to change from time to time in the Lender's sole discretion, the sum of:

            (i) 70% of Eligible Inventory located in the United States, plus

            (ii) the lesser of (A) 60% of Eligible Inventory located in the U.S. Virgin Islands and Guam or (B) $3,500,000, less

            (iii) the Account Reserve, less

            (iv) the Rent Reserve.

      "Capital Adequacy Rule" has the meaning specified in Section 2.3(a)(i).

      "Capital Expenditures" means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

      "Change of Control" means the occurrence of the following event: During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of CUL (together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of CUL, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of CUL then in office.

      "Collateral" means all of the Borrower's Accounts, chattel paper, deposit accounts (including any deposit account of the Borrower held at a bank in the U.S. Territory of Guam), documents, Equipment (other than that portion of the Equipment in which the Borrower may not grant a security interest to the Lender because the granting of such a security interest (i) would violate applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such Equipment), General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any lockbox, each whether now owned or hereafter acquired; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

      "Collateral Account" means the "Lender Account" as defined in the Collection Account Agreement.

      "Collection Account Agreement" means the Collection Account Agreement by and among the Borrower, Wells Fargo Bank and the Lender, of even date herewith.

      "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

      "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

      "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.

      "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

      "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

      "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrower that such Default or Event of Default has been cured or waived by the Lender in writing.

      "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

      "Director" means a director, if the Borrower is a corporation, a governor, if the Borrower is a limited liability company, or a general partner, if the Borrower is a partnership.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

      "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

            (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

            (ii) Supplies, packaging, parts or sample Inventory;

            (iii) Inventory that is damaged, obsolete, seasonal, slow moving or not currently saleable in the normal course of the Borrower's operations;

            (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

            (vi) Inventory that is perishable or live;

            (vii) Inventory distributed by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

            (viii) Inventory that is subject to a Lien in favor of any Person other than the Lender;

            (ix) Inventory consisting of bottles returned for deposits; and

            (x) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

      "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

      "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

      "Event of Default" has the meaning specified in Section 7.1.

      "Financial Covenants" means the covenants set forth in Section 6.2.

      "Floating Rate" means, with respect to the Advances, an annual interest rate equal to the sum of the Base Rate plus one and one half percent (1.50%), which interest rate shall change when and as the Base Rate changes.

      "Funding Date" has the meaning specified in Section 2.1.

      "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

      "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

      "Guarantor(s)" means CUL, any Subsidiary or Person now or hereafter guarantying the Obligations.

      "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

      "IRC" means the Internal Revenue Code of 1986.

      "Infringement" or "Infringing" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

      "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

      "Intercompany Notes" means those certain promissory notes by a Borrower or Subsidiary in favor of another Borrower or Subsidiary, including that certain Secured Promissory Note dated as of October 9, 1996 by CULSAMOA, INC. in favor of NEV in the original principal amount of $1,694,744.35, that certain Secured Promissory Note dated as of March 10, 1999 by C.U.L. (Curacao) N.V. in favor of NEV in the original principal amount of $2,250,000, that certain Secured Promissory Note dated as of October 9, 1996 by USVI in favor of NEV in the original principal amount of $3,600,554.95, and that certain Secured Promissory Note dated as of October 9, 1996 by GUAM in favor of NEV in the original principal amount of $3,256,858.79.

      "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

      "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

      "Issuer" means the issuer of any Letter of Credit.

      "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

      "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer, the Borrower and the Lender.

      "L/C Rule" has the meaning specified in Section 2.3(a)(ii).

      "Letter of Credit" has the meaning specified in Section 2.4.

      "Licensed Intellectual Property" has the meaning specified in Section 5.11(c).

      "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

      "Loan Documents" means this Agreement, the Note, the Security Documents and any L/C Application.

      "Material Adverse Effect" means any of the following:

            (i) a material adverse effect on the business, operations, results of operations or financial condition of the Borrower or on the prospect of repayment of the Obligations;

            (ii) a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

            (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or


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

            (iv) any credible claim against the Borrower or threat of litigation made in writing which, if determined adversely to the Borrower, would cause the Borrower to be liable to pay an amount exceeding $100,000 or would be an event described in clauses (i), (ii) and (iii) above.

      "Maturity Date" means April 9, 2006.

      "Maximum Line" means $6,000,000 unless said amount is reduced pursuant to
Section 2.12, in which event it means such lower amount.

      "Minimum Interest Charge" has the meaning given in Section 2.8(b).

      "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

      "Net Income" means fiscal year-to-date before-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, as determined in accordance with GAAP.

      "Non-Borrower Subsidiary" means any Subsidiary, except GUAM, NEV and USVI.

      "Note" means the Borrower's Promissory Note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

      "Obligation of Reimbursement" has the meaning specified in Section 2.6(a).

      "Obligations" means the Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

      "Officer" means with respect to the Borrower, an officer, if the Borrower is a corporation, a manager of the Borrower, if the Borrower is a limited liability company, or a partner, if the Borrower is a partnership.

      "Owned Intellectual Property" has the meaning specified in Section
5.11(a).

      "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

      "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by CUL in favor of the Lender of even date herewith.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

      "Permitted Lien" has the meaning specified in Section 6.3(a).

      "Permitted Transfers" has the meaning specified in Section 6.18.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

      "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including the premises legally described in Exhibit C attached hereto.

      "Related Documents" has the meaning specified in Section 2.7.

      "Related Lender" has the meaning specified in Section 2.3(a)(iii).

      "Rent Reserve" means $26,000 or such higher or lower amount as the Lender shall designate in its sole discretion.

      "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

      "Return" has the meaning specified in Section 2.3(a)(iv).

      "Rule Change" has the meaning specified in Section 2.3(a)(v).

      "Security Documents" means this Agreement, the Collection Account Agreement, the Patent and Trademark Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations.

      "Security Interest" has the meaning specified in Section 3.1.

      "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

      "Subordination Agreement" means the Intercreditor Agreement by and between the Lender and Banco Popular de Puerto Rico, dated as of April 4, 2003, and acknowledged by USVI and CUL, the Security Interest Subordination Agreement by NEV in favor of the Lender, and any other Subordination Agreement accepted by the Lender from time to time.

      "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

      "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

      "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

      "Unused Amount" has the meaning specified in Section 2.9(b).

      "Wells Fargo Bank" means Wells Fargo Bank, National Association.

      Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   Article II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

      Section 2.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the

"Advances"). The Lender shall have no obligation to make an Advance to the extent the amount of the requested Advance exceeds Availability. The Borrower's obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12 and reborrow.

      Section 2.2 Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Advances:

      (a) Time for Requests. CUL shall request each Advance not later than 10:00 a.m. Seattle, Washington time, on the Banking Day which, is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by CUL if so requested by the Lender, shall be by (i) an Officer of CUL; or (ii) a person designated as CUL's agent by an Officer of CUL in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of CUL or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

      (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to CUL's demand deposit account maintained with Wells Fargo Bank unless the Lender and CUL shall agree in writing to another manner of disbursement. The Lender shall use commercially reasonable efforts to make each such Advance on the Banking Day on which the request for such Advance is made pursuant to Section 2.2(a).

      Section 2.3 Increased Costs and Capital Adequacy.

      (a) Increased Costs and Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.3:

            (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

            (ii) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

            (iii) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

            (iv) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital the Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by the Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Note with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

            (v) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

The initial notice sent by the Lender shall be sent as promptly as practicable after the Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore the Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, the Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error. The Lender agrees that it will allocate the aggregate adjustment resulting from a Rule Change among its customers similarly affected in good faith and in a manner consistent with the Lender's customary practice.

      Section 2.4 Letters of Credit.

      (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for CUL's account by guaranteeing payment of CUL's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

            (i) $500,000 less the L/C Amount, or

            (ii) Availability.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between CUL and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

      (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance and no Letter of Credit shall be issued for any Borrower's account, other than CUL's account.

      (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in
Section 4.2 have been satisfied as of the date of the request.

      Section 2.5 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

      Section 2.6 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

      (a) The Borrower shall pay to the Lender, on the day a draft is honored under any Letter of Credit, if such day is a Banking Day, or, if such day is not a Banking Day, on the first Banking Day following the day a draft is honored under any Letter of Credit, a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

      (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make an Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Advance thereto. Such Advance shall be repayable in accordance with and be treated in all other respects as an Advance hereunder.

      (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain an Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain an Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make an Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

      (d) The Borrower's obligation to pay any Advance made under this Section 2.6, shall be evidenced by the Note and shall bear interest as provided in
Section 2.8.

      Section 2.7 Obligations Absolute. The Borrower's obligations arising under
Section 2.6 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.6, under all circumstances whatsoever, including (without limitation) the following circumstances:

      (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

      (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

      (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

      (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

      (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

      (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      Section 2.8 Interest; Minimum Interest Charge; Default Interest; Clearance Days; Participations; Usury.

      (a) Interest. Except as set forth in Section 2.8(c) and Section 2.8(f), the outstanding principal balance of the Note shall bear interest at the Floating Rate.

      (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), the Borrower shall pay to the Lender interest of not less than $10,000 per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.8(a) on the first day of each month and on the Termination Date.

      (c) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

      (d) Clearance Days. Notwithstanding Section 2.11(b)(ii), interest at the interest rate applicable under this Section 2.8 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for one day for clearance.

      (e) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.8, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.8, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

      (f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan

Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

      Section 2.9 Fees.

      (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $60,000, due and payable upon the execution of this Agreement.

      (b) Unused Line Fee. For the purposes of this Section 2.9, "Unused Amount" means the Maximum Line reduced by outstanding Advances and the L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at the rate of one quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

      (c) Audit Fees. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $95 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Other than during a Default Period, the Lender will not charge more than $95 per hour per auditor during the period from the date hereof to and including the third anniversary of the date hereof.

      (d) Letter of Credit Fees. With respect to each Letter of Credit, the Borrower agrees to pay to the Lender a fully earned and non-refundable origination fee of two percent (2.00%) of the aggregate amount that may then be drawn on under such Letter of Credit assuming compliance with all conditions for drawing, which fee shall be due and payable upon the issuance of such Letter of Credit. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.

      (e) Letter of Credit Administrative Fees. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then - current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

      (f) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2.0%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the Funding Date.

      (g) Waiver of Termination and Prepayment Fees. The Borrower will not be required to pay the termination fees otherwise due under Section 2.9(f) if such termination is made because of refinancing by an affiliate of the Lender.

      (h) Other Fees. The Lender may from time to time charge additional fees for Advances made in excess of the Borrowing Base, for late delivery of reports, in lieu of imposing interest at the Default Rate, and (during a Default Period) for other reasons.

      Section 2.10 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.

      (a) Time For Interest Payments. Interest shall be due and payable in arrears on the first day of each month and on the Termination Date.

      (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

      (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

      Section 2.11 Collateral Account; Application of Payments.

      (a) Collateral Account.

            (i) The Borrower shall deposit all payments on Accounts and all other cash proceeds of Collateral directly into the Collateral Account and shall deposit directly into the Collateral Account on a daily basis (by wire transfer or other electronic means) all amounts held in any deposit account with a depository institution with which the Lender has not entered into a Control Agreement. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

            (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

      (b) Application of Payments.

            (i) The Borrower may, from time to time, in accordance with the Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

            (ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations.

      Section 2.12 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination, prepayment and Maximum Line reduction fees in accordance with Section 2.9(f). Any reduction in the Maximum Line must be in an amount of not less than $1,000,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

      Section 2.13 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.13 or under Section 2.12 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

      Section 2.14 Advances to Pay Obligations. Notwithstanding anything in
Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section
4.2 would not be satisfied, make an Advance in an amount equal to the portion of the Obligations from time to time due and payable if not paid by the Borrower on or before the due date thereof, if any.

      Section 2.15 Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes.

      Section 2.16 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   Article III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

      Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

      Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

      Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and, with respect to payment of such monies in an amount of $50,000 or more per claim, the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. With respect to payment of such monies in an amount less than $50,000 per claim, the Borrower shall deposit all such monies directly into the Collateral Account, and, until so deposited, the Borrower shall hold all such monies in trust for and as the property of the Lender and shall not commingle such monies with any of its other funds or property. With respect to any claim in an amount of $50,000 or more, at any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

      Section 3.4 Occupancy.

      (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

      (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

      (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

      (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

      Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

      Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

                  Name and address of Debtor:

                  Cost-U-Less, Inc.
                  8160 304th Ave. SE
                  Building 3, Suite A
                  Preston, Washington 98050
                  Federal Employer Identification No. 91-1615590
                  Organizational Identification No. 601 502 449

                  CULGUAM, Inc.
                  8160 304th Ave. SE
                  Building 3, Suite A
                  Preston, Washington 98050
                  Federal Employer Identification No. 91-1728200

                  CULNEV, Inc.
                  8160 304th Ave. SE
                  Building 3, Suite A
                  Preston, Washington 98050
                  Federal Employer Identification No. 91-1740956
                  Organizational Identification No. C21139-1996

                  CULUSVI, Inc.
                  8160 304th Ave. SE
                  Building 3, Suite A
                  Preston, Washington 98050
                  Federal Employer Identification No. 91-1728198
                  Organizational Identification No. C-709-96

                  Name and address of Secured Party:

                  Wells Fargo Business Credit, Inc.
                  MAC P6101-144
                  1300 S.W. Fifth Avenue, 14th Floor
                  Portland, Oregon 97201

      Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

      Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

                                   Article IV

                              CONDITIONS OF LENDING

      Section 4.1 Conditions Precedent to the Initial Advance and Letter of Credit. The Lender's obligation to make the initial Advance or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

      (a) This Agreement, properly executed by the Borrower.

      (b) The Note, properly executed by the Borrower.

      (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

      (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

      (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

      (f) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

      (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

      (h) The Collection Account Agreement, properly executed by the Borrower and Wells Fargo Bank.

      (i) Control agreements, properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts.

      (j) The Intercompany Notes, properly endorsed to the Lender.

      (k) The Subordination Agreement, properly executed by Banco Popular de Puerto Rico and acknowledged by CUL and USVI.

      (l) The Subordination Agreement, properly executed by NEV.

      (m) The Patent and Trademark Security Agreement, properly executed by CUL.

      (n) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

      (o) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

      (p) A current certificate issued by the Washington Department of Licensing, certifying that CUL is in compliance with all applicable organizational requirements of the State of Washington.

      (q) A current certificate issued by the Territory of Guam, certifying that GUAM is in compliance with all applicable organizational requirements of the Territory of GUAM.

      (r) A current certificate issued by the Nevada Secretary of State, certifying that NEV is in compliance with all applicable organizational requirements of the State of Nevada.

      (s) A current certificate issued by the Office of Lieutenant Governor, Division of Corporations and Trademarks certifying that USVI is in compliance with all applicable organizational requirements of the U.S. Virgin Islands.

      (t) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

      (u) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

      (v) A support agreement in favor of the Lender, properly executed by each of J. Jeffrey Meder and Martin P. Moore, each in his personal capacity.

      (w) An opinion of counsel to the Borrower and each Guarantor, addressed to the Lender.

      (x) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

      (y) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

      (z) Payment of the fees and commissions due under Section 2.9 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

      (aa) Evidence that after making the initial Advance, satisfying all obligations owed to the Borrower's prior lender, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $500,000.

      (bb) Such other documents as the Lender in its sole discretion may require.

      Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

      (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

      (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.

                                    Article V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

      Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number. CUL is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to impair the Lender's ability to liquidate, or to fully realize upon, the Collateral. GUAM is a corporation duly organized, validly existing and in good standing under the laws of the Territory of Guam and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to impair the Lender's ability to liquidate, or to fully realize upon, the Collateral. NEV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to impair the Lender's ability to liquidate, or to fully realize upon, the Collateral. USVI is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to impair the Lender's ability to liquidate, or to fully realize upon, the Collateral. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number and organization identification number are correctly set forth in Section 3.6.

      Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of CUL on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower. CUL holds all ownership interests and rights to acquire ownership interests in GUAM, NEV and USVI.

      Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

      Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrower has no Subsidiaries.

      Section 5.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its consolidated audited financial statements for its fiscal year ended December 31, 2001 and unaudited financial statements for the fiscal-year-to-date period ended December 29, 2002, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect, other than losses disclosed in the Borrower's financial projections for its fiscal year 2003 previously provided to the Lender.

      Section 5.7 Litigation. Except as set forth in Schedule 5.7 hereto, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect.

      Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation

U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      Section 5.9 Taxes. Other than as otherwise set forth in this Section 5.9, the Borrower has paid or caused to be paid to the proper authorities when due all national, federal, state, provincial, territorial and local taxes required to be withheld by it. Other than as otherwise set forth in this Section 5.9, the Borrower has filed all federal, state, provincial, territorial and local tax returns which to the knowledge of the Officers of the Borrower are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due. USVI has not paid to the Territory of the U.S. Virgin Islands withholding taxes on interest payments on intercompany debt owed by USVI to CUL, which taxes are being contested in good faith by appropriate proceedings and for which proper reserves satisfactory to the Lender in its sole discretion have been made.

      Section 5.10 Titles and Liens. The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

      Section 5.11 Intellectual Property Rights.

      (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and registered copyrights for which the Borrower is the owner of record (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, to the Borrower's best knowledge, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property,
(iii) all Owned Intellectual Property is valid, subsisting and enforceable and
(iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

      (b) Agreements with Employees and Contractors. The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

      (c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property

Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

      (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

      (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

      Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

      Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

      Section 5.14 Environmental Matters.

      (a) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

      (b) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

      (c) To the Borrower's best knowledge, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

      (d) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

      (e) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

      (f) The Borrower has delivered to Lender all material environmental assessments, audits, reports, permits, licenses and other documents in Borrower's or its agents' possession describing or relating in any way to the Premises or Borrower's businesses.

      Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results (it being recognized by the Lender that the projections and forecasts provided by the Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

      Section 5.16 Financing Statements. The Borrower has authorized, or will upon the Lender's request promptly authorize, the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements.

      Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

      Section 5.18 Intercompany Note. With respect to the Intercompany Note by GUAM, as maker, NEV hereby releases and terminates its security interest in the assets of GUAM.

                                   Article VI

                                    COVENANTS

      So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

      Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

      (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants;
(ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

      (b) Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and without footnotes, and fairly representing the Borrower's financial position and the results of its operations; and accompanied by a certificate of the Borrower's chief financial officer or another Officer or Director of the Borrower, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and without footnotes, (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

      (c) Collateral Reports. Within 15 days after the end of each month or, during a Default Period more frequently if the Lender so requires, the Borrower will deliver to the Lender agings of the Borrower's accounts receivable and its accounts payable as at the end of such month or shorter time period and cancelled checks evidencing payment of all amounts owed for such month to AMB Partners II, L.P. and BDC Preston Properties One Limited Partnership.

      (d) Projections. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may reasonably require.

      (e) Supplemental Reports. Daily, the Borrower will deliver to the Lender the "daily collateral reports", Inventory reports by location (including calculations of the Borrower's Inventory and Eligible Inventory) and an inventory certification report.

      (f) Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower
(i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $100,000.

      (g) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

      (h) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial officer setting forth details as to such liability and the action which the Borrower proposes to take with respect thereto.

      (i) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any disputes or claims by the Borrower's customers exceeding $5,000 individually or $50,000 in the aggregate during any fiscal year.

      (j) Officers and Directors. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice any change in the persons constituting the Borrower's Officers and Directors.

      (k) Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral exceeding $50,000 in the aggregate, or of any substantial adverse change in any Collateral or the prospect of payment thereof.

      (l) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

      (m) Intellectual Property.

            (i) The Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

            (ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) written claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any written threatened cancellation, termination or material limitation of its Intellectual Property Rights.

            (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

      (n) Reports to Owners. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

      (o) SEC Filings. Promptly after the sending or filing thereof, the Borrower will deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

      (p) Tax Returns. As soon as possible, and in any event by not later than five days after they are due, copies of the state and federal tax returns and all schedules thereto of the Borrower.

      (q) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Borrower.

      (r) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, deposit records, sales journals, collection reports, credit memos, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, equipment schedules, copies of invoices to account debtors, any Guarantor's local and national tax returns and all schedules thereto and such other material, reports, records or information as the Lender may request.

      Section 6.2 Financial Covenants.

      (a) Minimum Book Net Worth. The Borrower will maintain, during each period described below, its consolidated Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period (numbers appearing between "< >" are negative):

                        Period                            Minimum Book Net Worth
                        ------                            ----------------------

The month ending March 30, 2003                                $15,777,000
The month ending April 27, 2003                                $15,769,000
The month ending May 25, 2003                                  $15,729,000
The month ending June 29, 2003                                 $15,817,000
The month ending July 27, 2003                                 $15,816,000
The month ending August 24, 2003                               $15,819,000
The month ending September 28, 2003                            $15,969,000
The month ending October 26, 2003                              $15,938,000
The month ending November 23, 2003                             $15,940,000
The month ending December 28, 2003 and as of the end
of each month thereafter                                       $16,333,000

      (b) Minimum Net Income. The Borrower will achieve during each period described below, consolidated minimum Net Income, of not less than the amount set forth opposite such period (numbers appearing between "< >" are negative):

                        Period                              Minimum Net Income
                        ------                              ------------------

The three months ending March 30, 2003                             $ -0-
The six months ending June 29, 2003                              $100,000
The nine months ending September 28, 2003                        $350,000
The twelve months ending December 28, 2003                       $950,000

      (c) Capital Expenditures. The Borrower will not incur or contract to incur aggregate Capital Expenditures of more than $1,500,000 during the Borrower's fiscal year ending December 28, 2003 and zero thereafter until the Borrower and the Lender agree on Financial Covenants for periods after December 28, 2003.

      (d) New Financial Covenants. On or before December 31, 2003, the Borrower and the Lender shall agree on the new dollar amount for such covenant levels for
Section 6.2(a), Section 6.2(b) and Section 6.2(c) for periods after such date. The new Financial Covenants will be based on the Borrower's projections for such periods and shall be no less stringent than the present Financial Covenants, but if the Borrower and the Lender do not agree after good faith negotiations, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default.

      Section 6.3 Permitted Liens; Financing Statements.

      (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

            (i) in the case of any of the Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

            (ii) Liens in existence on the date hereof and listed in Schedule
      6.3 hereto, securing indebtedness for borrowed money permitted under
      Section 6.4;

            (iii) the Security Interest and Liens created by the Security Documents;

            (iv) purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

            (v) Liens in favor of financial institutions arising in connection with the Borrower's deposit accounts held at such institutions; and

            (vi) Liens of materialmen, mechanics, warehousemen, carriers, artisans or other similar Liens arising in the ordinary course of the Borrower's business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves satisfactory to the Lender in its sole discretion have been established.

      (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

      Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

      (a) indebtedness arising hereunder;

      (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

      (c) indebtedness relating to Permitted Liens;

      (d) indebtedness owed to CUL, GUAM, NEV or USVI; and

      (e) indebtedness to trade creditors incurred in the ordinary course of the Borrower's business.

      Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

      (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of the Borrower's business; and

      (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

      Section 6.6 Investments and Subsidiaries. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person (other than another Borrower), including any partnership or joint venture, except:

      (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poor's Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

      (b) travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $10,000;

      (c) advances in the form of progress payments, prepaid rent not exceeding one month or security deposits; and

      (d) current investments in the Subsidiaries (other than another Borrower) in existence on the date hereof and listed in Schedule 5.5 hereto; provided, however, that CUL may make non-cash loans or advances to non-Borrower Subsidiaries.

      Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of CUL) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

      Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided, however, that, during CUL's fiscal year 2003, CUL may increase the salary, bonus, commissions, consultant fees or other compensation by $10,000 in the aggregate for each of Gary Nettles, David Enger and George Textor.

      Section 6.9 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents.

The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

      Section 6.10 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

      Section 6.11 Compliance with Laws.

      (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

      (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

      Section 6.12 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made. USVI represents and warrants that USVI is currently contesting in good faith by appropriate proceedings the payment to the Territory of the U.S. Virgin Islands of withholding taxes on interest payments on intercompany debt owed by USVI to CUL and that USVI has made proper reserves therefor.

      Section 6.13 Maintenance of Properties.

      (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.13 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

      (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein, other than Permitted Liens. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

      (c) CUL will deliver on or before December 31, 2003 either a Landlord Disclaimer and Consent, in form and substance acceptable to the Lender, in favor of the Lender from (i) its current landlord at the Preston, Washington location or (ii) its landlord at its replacement location.

      Section 6.14 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

      Section 6.15 Washington Warning regarding Insurance on Motor Vehicles.

                                    WARNING:

UNLESS THE BORROWER PROVIDES THE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, THE LENDER MAY PURCHASE INSURANCE AT THE EXPENSE OF THE BORROWER TO PROTECT THE LENDER'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT THE BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE THE LENDER PURCHASES MAY NOT PAY ANY CLAIM THE BORROWER MAKES OR ANY CLAIM MADE AGAINST THE BORROWER. THE BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THE BORROWER HAS OBTAINED PROPER COVERAGE ELSEWHERE.

THE BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY THE LENDER. THE COST OF THIS INSURANCE MAY BE ADDED TO THE BALANCE OF THE OBLIGATIONS. IF THE COST IS ADDED TO THE BALANCE OF THE OBLIGATIONS, THE INTEREST RATE ON THE UNDERLYING LOAN PROVIDED HEREIN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE THE PRIOR COVERAGE LAPSED OR THE DATE THE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE THE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE THE BORROWER CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY WASHINGTON'S MANDATORY LIABILITY INSURANCE LAWS.

      Section 6.16 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

      Section 6.17 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

      Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose (collectively, a "Transfer") of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than Permitted Transfers and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers. As used herein, "Permitted Transfers" means (i) the sale of Inventory in the ordinary course of the Borrower's business, (ii) Transfers of worn-out or obsolete Equipment; (iii) Transfers of Equipment between and among the Borrower; (iv) Transfers by the Borrower to non-Borrower Subsidiaries of Equipment the book value of which does not exceed $20,000 individually or $30,000 in the aggregate in any fiscal year of the Borrower, and (v) Transfers of cash to satisfy the Borrower's trade payables and other obligations, made by the Borrower in the ordinary course of the Borrower's business and not otherwise prohibited herein or in any Loan Document.

      Section 6.19 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

      Section 6.20 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      Section 6.21 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

      Section 6.22 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

      Section 6.23 Discounts, etc. After notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

      Section 6.24 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

      Section 6.25 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

      Section 6.26 Constituent Documents; S Corporation Status. The Borrower will not amend its Constituent Documents. The Borrower will not become an S Corporation.

      Section 6.27 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section 6.12 and Section 6.14, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the

Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.27.

                                   Article VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

      Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

      (a) Default in the payment of any Obligations when they become due and payable;

      (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

      (c) A Change of Control shall occur;

      (d) The Borrower or any Guarantor shall be or become insolvent (with respect to the non-Borrower Guarantors, insolvency shall be calculated without taking into consideration inter-company debt among the Borrower and the Guarantors), or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

      (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

      (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

      (g) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

      (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower, evidencing indebtedness of $100,000 or more, owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

      (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA;

      (j) An event of default shall occur under any Security Document;

      (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

      (l) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

      (m) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform its obligations under such guaranty or support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

      (n) Any person who has executed a support agreement in connection with the Credit Facility shall die, become mentally or physically incapacitated, or cease to be employed by the Borrower; provided, however, that such occurrence shall not constitute an Event of Default if within 60 days of such occurrence (i) the Borrower employs a replacement acceptable to the Lender in its sole discretion and (ii) such replacement executes a support agreement substantially in the form of the agreement executed by the person so replaced;

      (o) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the applicable Subordination Agreement) or the indebtedness under the Banco Popular Loan (as defined in the applicable Subordination Agreement), as the case may be, that any Person was not entitled to receive under the provisions of such Subordination Agreement;

      (p) Any event or circumstance with respect to the Borrower shall occur which causes a material adverse change in the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; or

      (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur.

      Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

      (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

      (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

      (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

      (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

      (e) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.13 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

      (f) the Lender may direct the Borrower to, and the Borrower shall immediately, deposit directly all proceeds of the Collateral into a deposit account designated by the Lender;

      (g) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

      (h) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(d) or Section 7.1(e), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

      Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                  Article VIII

                                  MISCELLANEOUS

      Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

      Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      Section 8.3 Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if delivered by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and
(iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay the Lender an amount which has a reasonable relationship to the Lender's cost in preparing such response (not to exceed the maximum amount allowed by law for responding to such requests).

      Section 8.4 Further Documents. The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

      Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

      Section 8.6 Indemnity. In addition to the payment of expenses pursuant to
Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

            (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances (other than income tax payable by the Lender);

            (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b); and

            (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances, in each case so long as such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses did not arise solely out of the Indemnitees' own gross negligence or willful misconduct.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

      Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

      Section 8.8 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      Section 8.9 Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

      Section 8.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information; Confidentiality. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information. The Lender acknowledges that some of the information and documents furnished to it pursuant to this Agreement may be confidential information of the Borrower and the Lender agrees that it will, and will cause all of its employees and agents, including but not limited to accountants, to, exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the Lender's participants, accountants, lawyers and other advisors, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, (ii) as required by law, regulations, rule or order, subpoena, judicial order or similar order (provided that the Lender will give the Borrower prior notice of any such disclosure unless such notice would violate any legal obligations of the Lender), (iii) as may be required in connection with the examination, audit or similar investigation of the Lender, (iv) as the Lender may determine in connection with the enforcement of any remedies hereunder after an Event of Default, (v) if, prior to the receipt of such information from the Borrower, it was rightfully known to the Lender, or has been rightfully received by the Lender from other sources, provided such other sources did not violate any legal or contractual restriction governing such disclosure, (vi) if, subsequent to the receipt of such information by the Lender, it is publicly disclosed by the Borrower or is disclosed by the Borrower to others without a restriction on its use and disclosure, or it has been rightfully obtained by the Lender from other sources which the Lender reasonably believes rightfully came to possess it, or (vii) if such information is publicly known information that is generally employed in the Borrower's trade, business or industry.

      Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Washington. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Washington in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in King County, Washington; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

      Section 8.14 Washington Status of Frauds. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      Section 8.15 Joint and Several Liability. All obligations of CUL, GUAM, NEV and USVI under this Agreement, the Note, the other Loan Documents and any other instrument, agreement or document delivered to the Lender by any of CUL, GUAM, NEV and USVI shall be (a) joint and several and (b) the primary obligation of each of CUL, GUAM, NEV and USVI. All references to the term "Borrower" herein shall refer to each of them separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the others. The Obligations shall include all debts, liabilities and obligations owed to the Lender by any Borrower solely or by all of CUL, GUAM, NEV and USVI jointly or jointly and severally. All property described in the definition of "Collateral" shall be included as Collateral, whether it is owned jointly by some or all of CUL, GUAM, NEV and USVI or is owned in whole or in part by one or more of them. Each of CUL, GUAM, NEV and USVI is responsible for all of the Borrower obligations under this Agreement, the Note, other Loan Documents and any other instrument, agreement or document delivered to the Lender by any of CUL, GUAM, NEV or USVI. Notices from the Lender to any of CUL, GUAM, NEV or USVI shall constitute notice to all. Directions, instructions, representations, warranties or covenants made by any of CUL, GUAM, NEV or USVI to the Lender shall be binding on all of them.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Cost-U-Less, Inc.                             COST-U-LESS, INC.
8160 304th Ave. SE
Building 3, Suite A                           By: /s/ J. Jeffrey Meder
Preston, Washington 98050                         ------------------------------
Telecopier: (425) 222-0044                        J. Jeffrey Meder
Attention: Martin P. Moore                        Its President
e-mail: mmoore@costuless.com

CULGUAM, Inc.                                 CULGUAM, INC.
8160 304th Ave. SE
Building 3, Suite A                           By: /s/ J. Jeffrey Meder
Preston, Washington 98050                         ------------------------------
Telecopier: (425) 222-0044                        J. Jeffrey Meder
Attention: Martin P. Moore                        Its Director
e-mail: mmoore@costuless.com

CULNEV, Inc.                                  CULNEV, INC.
8160 304th Ave. SE
Building 3, Suite A                           By: /s/ J. Jeffrey Meder
Preston, Washington 98050                         ------------------------------
Telecopier: (425) 222-0044                        J. Jeffrey Meder
Attention: Martin P. Moore                        Its President
e-mail: mmoore@costuless.com

CULUSVI, Inc.                                 CULUSVI, INC.
8160 304th Ave. SE
Building 3, Suite A                           By: /s/ J. Jeffrey Meder
Preston, Washington 98050                         ------------------------------
Telecopier: (425) 222-0044                        J. Jeffrey Meder
Attention: Martin P. Moore                        Its Director
e-mail: mmoore@costuless.com

Wells Fargo Business Credit, Inc.             WELLS FARGO BUSINESS CREDIT, INC.
MAC# P6101-144
1300 SW Fifth Avenue, 14th Floor              By: /s/ Robb L. Jacobs
Portland, OR 97201                                ------------------------------
Telecopier: (503) 886-4312                        Robb Jacobs
Attention: Robb Jacobs                            Its Commercial Banking Officer
e-mail: jacobsro@wellsfargo.com

                         Table of Exhibits and Schedules

Exhibit A               Form of Note

Exhibit B               Compliance Certificate

Exhibit C               Premises

Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2            Capitalization and Organizational Chart

Schedule 5.5            Subsidiaries

Schedule 5.7            Litigation

Schedule 5.11           Intellectual Property Disclosures

Schedule 6.3            Permitted Liens

Schedule 6.4            Permitted Indebtedness and Guaranties

                                      Exhibit A to Credit and Security Agreement

                                      NOTE

$6,000,000                                                   Seattle, Washington
                                                                   April 9, 2003

      For value received, each of the undersigned, COST-U-LESS, INC., a Washington corporation, CULGUAM, INC., a Guam corporation, CULNEV, INC., a Nevada corporation and CULUSVI, INC., a U.S. Virgin Islands corporation (individually and together, the "Borrower"), hereby jointly and severally promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Seattle, Washington, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Dollars ($6,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

      This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. The obligations of Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc. and CULUSVI, Inc. hereunder are joint and several.

      The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

             [The remainder of this page intentionally left blank.]


Note                                  A-1-

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                           COST-U-LESS, INC.

                                           By:
                                               ---------------------------------
                                           Name: J. Jeffrey Meder
                                           Its: President


                                           CULGUAM, INC.

                                           By:
                                               ---------------------------------
                                           Name: J. Jeffrey Meder
                                           Its: Director


                                           CULNEV, INC.

                                           By:
                                               ---------------------------------
                                           Name: J. Jeffrey Meder
                                           Its: President


                                           CULUSVI, INC.

                                           By:
                                               ---------------------------------
                                           Name: J. Jeffrey Meder
                                           Its: Director


Note                                  A-2-

                                      Exhibit B to Credit and Security Agreement

                             Compliance Certificate

To:       Wells Fargo Business Credit, Inc.
Date:     __________________, 200___
Subject:  Financial Statements

      In accordance with our Credit and Security Agreement dated as of April 9, 2003 (the "Credit Agreement"), attached are the consolidating and consolidated financial statements of Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc. and CULUSVI, Inc. (individually and together the "Borrower") as of and for ________________, 200__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

      I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

      Events of Default. (Check one):

            The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

      |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(c) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

      Financial Covenants. I further hereby certify as follows:

      1. Minimum Book Net Worth. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower's consolidated Book Net Worth was $____________ which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in the table below (numbers appearing between "< >" are negative):

                      Period                              Minimum Book Net Worth
                      ------                              ----------------------

The month ending March 30, 2003                                $15,777,000
The month ending April 27, 2003                                $15,769,000
The month ending May 25, 2003                                  $15,729,000
The month ending June 29, 2003                                 $15,817,000
The month ending July 27, 2003                                 $15,816,000
The month ending August 24, 2003                               $15,819,000
The month ending September 28, 2003                            $15,969,000
The month ending October 26, 2003                              $15,938,000
The month ending November 23, 2003                             $15,940,000
The month ending December 28, 2003 and as of the end
of each month thereafter                                       $16,333,000


Compliance Certificate                B-1

      2. Minimum Net Income. Pursuant to Section 6.2(b) of the Credit
Agreement, the Borrower's consolidated Net Income for the _______ month period ending on the Reporting Date, was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in the table below (numbers appearing between "< >" are negative):

                       Period                                Minimum Net Income
                       ------                                ------------------
The three months ending March 30, 2003                              $ -0-
The six months ending June 29, 2003                               $100,000
The nine months ending September 28, 2003                         $350,000
The twelve months ending December 28, 2003                        $950,000

      3. Capital Expenditures. Pursuant to Section 6.2(c) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ended ______________, 200___, for Capital Expenditures, $__________________ in the
aggregate, which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $__________ in the aggregate during such year.

      4. Investments and Subsidiaries. As of the Reporting Date, the Borrower |_| is |_| is not in compliance with Section 6.6(d) of the Credit Agreement concerning loans and advances to Non-Borrower Subsidiaries.

      5. Salaries. As of the Reporting Date, the Borrower |_| is |_| is not in compliance with Section 6.8 of the Credit Agreement concerning salaries.

      6. Lease Payments. As of the Reporting Date, the Borrower |_| has |_| has not paid in full all amounts owed to each of its landlords.


Compliance Certificate                B-2

      Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                            COST-U-LESS, INC.

                                            By:
                                                --------------------------------
                                                Its Chief Financial Officer


                                            CULGUAM, INC.

                                            By:
                                                --------------------------------
                                                Its Authorized Agent


                                            CULNEV, INC.

                                            By:
                                                --------------------------------
                                                Its Vice President


                                            CULUSVI, INC.

                                            By:
                                                --------------------------------
                                                Its Authorized Agent


Compliance Certificate                 B-3

                                      Exhibit C to Credit and Security Agreement

                                    Premises

      The Premises referred to in the Credit and Security Agreement are legally described as follows:

Corporate Office:

REAL PROPERTY

Beginning on the Easterly margin of the former Burlington Northern (Seattle, Lake Shore and Eastern) Railway Company right of way, as the same was established by instrument recorded October 10, 1891 under Recording No. 86431 at its intersection with the North line of the South 50 feet of the Southeast Quarter of Section 29, Township 24 North, Range 7 East, W.M., in King County, Washington;

THENCE South 88(degree)35'57" East along the North line of said South 50 feet 1123.30 feet to the East line of the Southeast Quarter of said Section 29;

THENCE South 01(degree)14'03" West along said East line 50.00 feet to the section corner common to Sections 28, 29, 32 and 33 of said Township 24 North, Range 7 East;

THENCE South 03(degree)53'50" East along the East line of the Northeast Quarter of Section 32 of said Township 24 North, Range 7 East, 555.32 feet to the North line of a parcel of land conveyed to B.M. Gallagher by Correction Deed filed under Recording No. 4538652;

THENCE North 88(degree)35'57" West along the North line of said Gallagher deed
209.00 feet;

THENCE South 03(degree)53'50" East along the West line of said Gallagher Deed
209.00 feet;

THENCE South 88(degree)35'57" East along the South line of said Gallagher Deed
209.00 feet to the East line of the Northeast Quarter of said Section 32;

THENCE South 03(degree)53'50" East along said line 2.26 feet to the South line of the North 23 acres of the Northeast Quarter of the Northeast Quarter of said
Section 32;

THENCE North 88(degree)35'57" West along said South line 1117.21 feet to the Easterly margin of said former Burlington Northern Railway Company right of way;

THENCE North 02(degree)34'17" East along said former Burlington Northern right of way 332.04 feet to a point of curvature concave to the West having a radius of 1307.00 feet;

THENCE Northerly along said curve and former right of way margin through a central angle of 21(degree)32'11" an arc length of 491.28 feet to the point of beginning and terminus of this description.


Premises                              C-1

ACCESS EASEMENT

Together with a non-exclusive easement for ingress and egress over those portions of the Northeast Quarter of the Northeast Quarter of Section 32, Township 24 North, Range 7 East, W.M., in King County, Washington, described as follows:

Commencing at the intersection of the North line of the ingress, egress, and utilities easement conveyed by O'dell Crittenden under King County Recording No. 8504160805 with the West margin of that certain tract of land which was formerly the Northern Pacific Railway Company right-of-way as it was conveyed October 10, 1891, by deed filed in Book 130 of Deeds at Page 567, records of King County, Washington;

THENCE South 88(degree)28'26" East along the Northerly line margin of said easement 20.00 feet to the West line of the East 30 feet of said former Northern Pacific Railway Company right-of-way and the true point of beginning for this description;

THENCE continuing South 88(degree)28'26" East along the Northerly margin of said easement 56.27 feet;

THENCE North 02(degree)24'l7" East parallel with the Easterly margin of said former Northern Pacific Railway Company right-of-way 28.85 feet to a point of tangent curvature concave to the West, having a radius of 75.00 feet;

THENCE Northwesterly along said curve through an arc of 25(degree)58'38" an arc length of 34.00 feet to a point of reverse curvature with a curve of radius
185.00 feet;

THENCE Northerly along said curve through an arc of 25(degree)58'38", an arc length of 83.88 feet to the Easterly margin of said former railway right-of-way;

THENCE North 02(degree)24'17" East along said Easterly margin 228.68 feet to a point of tangent curvature concave to the East having a radius of 180.00 feet;

THENCE Northerly along said curve through an arc of 42(degree) 11'38", an arc length of 132.56 feet to the Southerly line of the North 23 acres of the Northeast Quarter of the Northeast Quarter of said Section 32;

THENCE North 88035'57" West along said line 76.66 feet to the West line of the East 30 feet of said former railway right-of-way,

THENCE South 02(degree)24'17" West along said West line 491.83 feet to the true point of beginning;

ALSO, over the North 100 feet of the West 20 feet of that portion of the former Northern Pacific Railway Company right-of-way as it was deeded October 10, 1891, in Book 130 of Deeds at Page 567, records of King County, Washington, lying Southerly of the North 23 acres of the Northeast Quarter of the Northeast Quarter of Section 32, Township 24 North, Range 7 East of the Willamette Meridian in King County, Washington;


Premises                             C-2

ALSO, over the West 76.27 feet of the South 30 feet of Lot l and the West 76.27 feet of the North 30 feet of Log 3; all in Short Plat No. 787033, recorded under receiving No. 8810180798, in the Northeast Quarter of Section 32, Township 24 North, Range 7 East, W.M., in King County, Washington

Guam I:

Space No. A, containing an area of 32,799 square feet, as outlined in Exhibit A-1, attached hereto. This space is part of the Tonko Reyes, Inc. Commercial Building, commonly known as the Cost-U-Less Center, fronting Harmon Loop Road, and is located on Lot No. 5012NEW-1, Dededo, Guam. The premises shall include the loading docks adjacent to the premises.

Guam II:

Lot Nos. 2146-3-11, 2146-3-12, and 2146-3-13, Municipality of Tamuning, Land Square 14, Section 2, Guam; and

Lot No. 2145-REM-6NEW-R3, Municipality of Tamuning, Land Square 14, Section 2, Guam, as depicted on Exhibit B-1 hereto.

Hilo:

All of those certain parcels of land situate at Kukaua 1st, District of South Hilo, Island and County of Hawaii, State of Hawaii, described as follows:

LOTS 8-B-1, area 30,159 square feet; and 39, area 8,927 square feet, as shown on Map 8; and 8-A-1, area 49,026 square feet, as shown on Map 6; the maps above referred to by numbers are filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 1205 (amended) of Cooke Trust Company, Limited, Trustee under the Will and of the Estate of Akana Amelia Richardson, deceased;

Being the land(s) described in Transfer Certificate of Title No. 331,846 issued to JOHN STRATTON TOLMIE, JR. and LINDA ANN TOLMIE, husband and wife, as Tenants by the Entirety.

Kauai Building Lease:

Lots No. 4 and 9 in Kapaa, Kauai, Hawaii, TMK 4-4-5-5:4 and 4-4-5-5:9, consisting of approximately 56,256 square feet, and that certain building constructed thereon containing approximately 22,000 square feet of ground floor warehouse area.

Kauai Ground Lease:

      Beginning at the northernmost corner of this parcel of land and on the northeast corner of Lot 10-D-1, the coordinates of said point of beginning referred to Government Survey Triangulation Station "NONOU", being


Premises                              C-3

      3,619.45 feet North and 11,669.86 feet East, thence running by azimuths measured clockwise from true South:

      1.   267(degree) 30'       155.63        feet along Akia Road;

      2.   375(degree) 30'       208.78        feet along Lot H-2-A and Lot F;

      3.   87(degree)  30'       178.43        feet along Lots C, D, and E;

      4.   183(degree) 44'       210.02        feet along Lot 10-D-1 to the
                                               point of beginning and containing
                                               an area of 0.8005 acre, more or
                                               less.

      ALL of that certain parcel of land (being L.P. Grant No. 12,260, being Lot 10-D-1, situate at Kapaa, District of Puna (Kawaihau), Island and County of Kauai, State of Hawaii, and more particularly described as follows:

      Beginning at the northeast corner of this lot, the northwest corner of Grant 9931 to the Hawaiian Canneries, Limited, and on the South side of 20-foot road, the coordinates of said point of beginning referred to Government Survey Triangulation Station "NONOU", being 3,619.45 fee North and 11,669.86 feet East, as shown on Government Survey Regis. Map 2918 and running by azimuths measured clockwise from true South:

      1.   3(degree)   44'       213.90        feet along said Grant 9931;

      2.   88(degree)  25'       127.40        feet along Lot 5-B, Kapaa Rice
                                               and Kula Lots;

      3.   185(degree) 29'       58.35         feet along Lot 1, Kapaa
                                               Agricultural Lot,

      4.   206(degree) 51'       175.35        feet along East side of
                                               old-right-of-way 10 feet wide,
                                               for drainage ditch;

      5.   267(degree) 30'       56.56         feet along South side of 20-foot
                                               road to point of beginning and
                                               containing are area of 21,387
                                               square feet.


Premises                                C-4

Sonora:

PARCEL 1:

A portion of Government LOT 3 in the Northwest Quarter of Section 6, Township 1 North, Range 15 East, M. D. B. & M., and more particularly described as follows:

BEGINNING at the intersection of the northwesterly right of way line of State Highway 108 and the westerly boundary of that certain 2.05 acre Parcel 2 deeded to the Sonora Elementary School in Volume 315 of Official Records at Page 392 and shown in Volume 12 of Record of Surveys at Page 64; thence from a tangent which bears South 55 degrees 18' 03" West southwesterly along a curve, concave to the southeast, having a radius of 1740.00 feet, a central angle of 02 degrees 19' 14" and an arc length of 70.47 feet to a brass pin in a 6" X 6" concrete post; thence South 53 degrees 01' West 899.66 feet, more or less, to the South boundary of the aforesaid Government LOT 3; thence North 89 degrees 30' West along the South boundary of said Government LOT 3 about 116 feet to the center of the Pacific Gas and Electric Company ditch; thence northeasterly along the center of said water ditch, the following courses: North 56 degrees 14.7" East
26.93 feet to a 1/2 inch steel bar; North 31 degrees 19.3' East 38.36 feet to a 1/2 inch steel bar; North 05 degrees 57.3' East 67.09 feet to a 1/2 inch steel bar; North 12 degrees 24.6' West 87.25 feet; North 09 degrees 11.1' East 77.43 feet; North 25 degrees 13.6' West 128.79 feet; North 05 degrees 36.5' West
149.10 feet; North 28 degrees 13' East 50.20 feet; North 47 degrees 28.7' East
204.44 feet; North 68 degrees 33.5' East 107.54 feet; South 82 degrees 10.1' East 128.90 feet to a 1/2 inch steel bar; North 83 degrees 32.7' East 78,60 feet to a 1/2 inch steel bar; North 71 degrees 04.7' East 110.55 feet to a 1/2 inch steel bar; North 58 degrees 38.4' East 70.90 feet to a 1/2 inch steel bar; North 38 degrees 30.4' East 87.74 feet; to a 1/2 inch steel bar; North 18 degrees 13.3' East 102.86 feet; North 15 degrees 16.6' West 42.24 feet; North 51 degrees 14.9' East 44.47 feet to a point from which the northwest corner of Section 6 bears North 84 degrees 06' 46" West 2088.77 feet; thence North 82 degrees 45.9' East along Pacific Gas and Electric Company ditch 41.00 feet to the westerly boundary of the aforementioned 2.05 acre Parcel 2 shown in Volume 12 of Record of Surveys at Page 64; thence from a tangent which bears South 21 degrees 01' 30" East, southeasterly along a curve, concave to the southwest, having a radius of 345.00 feet, a central angle of 06 degrees 31' 01" and an arc length of 39.24 feet thence South 14 degrees '30' 29" East 210.16 feet; thence South 14 degrees 19' 29" East 280.65 feet to the northerly right of way line of State Highway 108 and the point of beginning.

LESS AND EXCEPTING FROM the property just described the following:

BEGINNING at a point on the westerly boundary of that certain 2.05 acre parcel of land shown as Parcel 2 in Volume 12 of Record of Surveys at Page 64, from which the northwesterly line of State Highway 108 bears South 17 degrees 24' 12" East 43.54 feet; thence South 17 degrees 24' 12" East 43.54 feet to the northwesterly line of State Highway 108; thence from a tangent which bears North 53 degrees 49' 45" East, northeasterly along a curve, concave to the northwest, having a radius of 60.00 feet, a central angle of 71 degrees 13' 57" and an arc length of 74.59 feet to the POINT OF BEGINNING.


Premises                              C-5

PARCEL 2:

A portion of Government LOT 3 in the Northwest Quarter of Section 6, Township 1 North, Range 15 East, M. D. B. & M., and more particularly described as follows:

COMMENCING at the Northwest corner of Section 6, Township 1 North, Range 15 East, M. D. B. & M., County of Tuolumne, State of California; thence South 86 degrees 45' 35" East 2068.63 feet to a 3/4 inch diameter steel bar with brass tag L.S. 3159 on the westerly boundary of Parcel 2 as shown in Volume 12 of Record of Surveys at Page 64 in the Office of the Tuolumne County Recorder; thence from a tangent which bears South 38 degrees .50' 00" East, southeasterly along a curve, concave to the southwest, having a radius of 345.00 feet, a central angle of 17 degrees 43' 47" and an arc length of 106.76 feet; thence South 82 degrees 41' 11" West 41.00 feet to the TRUE POINT OF BEGINNING; thence southwesterly along the Pacific Gas and Electric Company water ditch the following courses: South 51 degrees 15' 45" West 44.46 feet; South 15 degrees 16' 43" East 42.23 feet; South 18 degrees 13' 45" West 102.83 feet to a 1/2" diameter steel bar; South 38 degrees 23' 31" West 87.73 feet to a 1/2" diameter steel bar; South 58 degrees 36' 49" West 70.87 feet to a 1/2" diameter steel bar; South 71 degrees 04' 32" West; 110.54 feet to a 1/2" diameter steel bar; South 83 degrees 34' 23" West 78.61 feet to a 1/2" diameter steel bar; North 82 degrees 12' 13" West 128.84 feet; thence leaving the Pacific Gas and Electric Company water ditch, North 58 degrees 07' 47" East 566.42 feet to the TRUE POINT OF BEGINNING.

The basis of bearing in the foregoing description is the California Coordinate System Grid Zone III. To obtain true bearing add 00 degrees 04' 43" to Grid Azimuth.

The above described Parcel Number 2 is further shown and designated as Parcel 1 on that certain Parcel Map filed in the Office of the County Recorder of Tuolumne County, California, on November 1, 1972 in Book 3 of Parcel Maps at Page 40.

PARCEL 3:

PARCEL A-2 as shown and designated on that certain Parcel Map recorded in the Office of the County Recorder of Tuolumne County, California on July 27, 1984 in Volume 20 of Parcel Maps at Pages 88, 89, Tuolumne County Records, being a portion of PARCEL A of Parcel Maps, 5 at 38, and being a portion of Government Lot 3 in the NW 1/4 of Section 6, T. 1 N., R. 15 E., M. D. B. & M.

St. Croix:

Plot No. 3A, containing 2.0 U.S. acres, Estate Hogensborg, West End Quarter, St. Croix, U.S. Virgin Islands as shown on PWD 1883, dated March 25, 1966 revised August 27, 1992.

St. Thomas:

The property known as Market Square East which is comprised of Parcel No. 1-2 Estate Donoe, No. 2A New Quarter, St. Thomas, U.S. Virgin Islands as shown on P.W.D. Drawing No. A9-369-T89:


Premises                              C-6

BOUNDARY DESCRIPTION:

Beginning at a point identified as N 185399.56 E 1030407.07, based on Puerto Rico/US Virgin Islands Lambert Grid projection and common to parcel 1-2, the line runs;

N 90 00' W a distance of 182.0' on parcel 1-2 to a point, thence

N 00 00' E a distance of 162.7' on parcel 1-2 to a point, thence

N 90 00' W a distance of 17.0' on parcel 1-2 to a point, thence

N 00 00' E a distance of 52.3' on parcel 1-2 to a point, thence

Northerly an arc distance of 24.8' on a right curve whose radius is 40.0' on parcel 1-2 to appoint, thence

Easterly an arc distance of 100.0' on a right curve whose radius is 492.6' on parcel 1-2 to a point, thence

N 85 22' E a distance of 78.6' on parcel 1-2 to a point, thence

S 00 00' E a distance of 75.5' on parcel 1-2 to a point, thence

N 90 00' E a distance of 15.0' on parcel 1-2 to a point, thence

S 00 00' E a distance of 187.2' on parcel 1-2 to the point or origin.

Bearings are correlated to Lambert Grid.

The area is 46,538 sq. ft. / 1.068 acre.

Depot #995:

PARCEL 5 Burroughs:

Lot 8, as said lot is shown on the Map of Tract 2790, City of San Leandro, Alameda County, California, filed January 19, 1966, in Book 52 of Maps, pages 56 and 57, in the office of the County Recorder of Alameda County.

PARCEL 6:

An easement and right of way over and upon that certain piece or parcel of land situated in the City of San Leandro, County of Alameda, State of California, and more particularly described as follows:

Beginning at a point on the southeasterly line of that certain strip of land described as Parcel No. 3 in Deed dated July 11, 1960, from Title Insurance and Trust Company, et al. to Southern Pacific Company, recorded August 8, 1960, in Reel 141, Image 881, Official Records of


Premises                              C-7

Alameda County, said point being at the southwesterly terminus of that certain course described in said Parcel No. 3 as south 62(degree)30' west, 1326.13 feet; thence south 27(degree)30' east, at right angles from said course, 10.83 feet thence south 62(degree)30' west, parallel with the southwesterly prolongation of said course, 97.98 feet to a point in said southeasterly line of Parcel No. 3; thence northeasterly along said southeasterly line, on a curve to the right having a radius of 448.60 feet, through a central angle of 12(degree)36'55", tangent to said curve at last mentioned point bears north 49(degree)53'05" east an arc distance of 98.77 feet to the point of beginning, containing an area of 709 square feet, more or less, for the purpose of, but without obligation by Grantee to construct, use, maintain, repair and replace thereon, a spur track, and related railway purposes.

Assessor's parcel no. 077B-0851-03


Premises                              C-8

                                   Schedule 5.1 to Credit and Security Agreement

        Trade Names, Chief Executive Office, Principal Place of Business,
                           and Locations of Collateral

                                   Trade Names

                                      NONE

               Chief Executive Office/Principal Place of Business

                               8160 304th Ave. SE
                               Building 3, Suite A
                            Preston, Washington 98050

                     Other Inventory and Equipment Locations

                  615 Harmon Loop Road, Dededo, Guam 96929-6534

                       715 Kinoole St., Hilo, Hawaii 96720

                       4525 Akia Road, Kapaa, Hawaii 96746

                265 Chalan San Antonio, Tamuning, Guam 96913-3515

                Ottoville Center, Ottoville, American Samoa 96799

             Corner of Laucala Bay Road and Grantham Road, Suva Fiji

        3 Hogensborg, Frederiksted, St. Croix, U.S. Virgin Islands 00840

 Estate Donoe No. 1-2, Market Square East, St. Thomas, U.S. Virgin Islands 00802

                       Jan Noorduynweg Z/N, Curacao, N.A.

                  #72 Bush Road, Cul De Sac, Sint Maarten, N.A.

                 760 E. Mono Way, Sonora, California 95370-4035

         c/o PFS, 2335 Del Monte St., West Sacramento, California 95691

       c/o Colorado Box Beef, 2305 SE 19th Ave., Port Everglades, FL 33316

    c/o Int'l Warehouse Services, 3400 McIntosh Road, FTZ25, Port Everglades,
                                 Florida 33316

               2055 Burroughs Ave., San Leandro, California 94577


Trade Names                          S-5.1-1

            124 Victoria Street, Malabar, Sydney, NSW 2036, Australia

  c/o Air & Maritime Agence Ltd., 197 Montgomerie Road, Airport Oaks, Mangere,
                             Auckland, New Zealand

             c/o Owens Coolair, 36 Ascot Road, Mangere, Auckland, NZ

  c/o Onsite Logistics Svcs, Unit 1, 1801 1801 Botany Road, Discovery Cove Bus.
                        Park, Botany Nsw 2019, Australia

          c/o Chevalier Exports, 34 Fremlin Pl., Avondale, Auckland, Nz

    c/o Hellmann Perishable Logistics, Units 4&5, 1801 Botany Road, Discovery
                   Cove Bus. Park, Botany Nsw 2019, Australia

     c/o Hellmann Perishable Logistics, 57-73 Lambeck Drive, Tullamarine Vic
                                   3043, Aus


Trade Names                          S-5.1-2

                                   Schedule 5.2 to Credit and Security Agreement

                     Capitalization and Organizational Chart

                                       CUL

As of April 9, 2003, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned:

                                                                                       Outstanding Shares
                                                                                        of Common Stock       Percent of
                             Beneficial Owner(1)                                      Beneficially Owned(2)     Class
                             -------------------                                      ---------------------     -----
The Kula Fund(3)................................................................             240,000             6.7%
ASSI, Inc.(3)...................................................................             234,100             6.5
J. Jeffrey Meder(4).............................................................             241,667             6.3
Roy W. Sorensen(5)..............................................................             110,000             3.0
Martin P. Moore(6)..............................................................              89,500             2.4
Gary W. Nettles(7)..............................................................              88,781             2.4
Michael T. Scalzo(8)............................................................              56,525             1.5
William W. Lofgren(9)...........................................................              25,551               *
David A. Enger(10)..............................................................              25,282               *
George C. Textor(11)............................................................              23,332               *
All directors and executive officers as a group (9 persons)(12).................             695,085            16.3%

----------
*     Less than 1% of the outstanding shares of common stock.
(1) All beneficial owners can be reached c/o Cost-U-Less, Inc., 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050
(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 10, 2003 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.
(3)   Based on the Company's most recent information.
(4) Includes 221,667 shares subject to options exercisable within 60 days of March 10, 2003
(5) Includes 105,000 shares subject to options exercisable within 60 days of March 10, 2003


Capitalization and
Organizational Chart                 S-5.2-1

(6) Includes 78,500 shares subject to options exercisable within 60 days of March 10, 2003
(7) Based on the Company's most recent information and publicly filed information. Includes 11,807 shares held by the Alyce Christene Gangwish Irrevocable Trust of 1995, 33,582 shares held by The Lenz Grandchildren's Irrevocable Trust of 2000, 8,855 shares held by the Brittney Elizabeth Lenz Irrevocable Trust of 1995, and 8,855 shares held by the Cody Allan Lenz Irrevocable Trust of 1995 (for each of which Mr. Nettles acts as Co-Trustee), 700 shares held by Guchereau & Nettles SEP and 24,982 shares subject to options exercisable within 60 days of March 10, 2003
(8) Includes 50,510 shares subject to options exercisable within 60 days of March 10, 2003
(9) Represents 25,551 shares subject to options exercisable within 60 days of March 10, 2003
(10) Represents 25,282 shares subject to options exercisable within 60 days of March 10, 2003
(11) Represents 23,332 shares subject to options exercisable within 60 days of March 10, 2003
(12) Includes 576,184 shares subject to options exercisable within 60 days of March 10, 2003

               Subsidiaries - ALL 100% OWNED BY Cost-U-Less, Inc.

                                                      ---------------
                                                      |   CUL INC   |
                                                      |             |
   ----------------------------------------------------------------------------------------------------------------
   |             |               |               |                              |          |          |           |
   |             |               |               |                              |          |          |           |
   |             |               |               |                              |          |          |           |
-------      ---------       --------        ---------                     -----------  --------    -----  ---------------
  NEV          SAMOA           GUAM             USVI                         CURACAO      FIJI        NZ      ST MAARTEN
-------      ---------       --------        ---------                     -----------  --------    -----  ---------------


Capitalization and
Organizational Chart                 S-5.2-2

                                   Schedule 5.5 to Credit and Security Agreement

                                  Subsidiaries

                                       CUL

                                  CULNEV, INC.

                                 CULSAMOA, INC.

                                  CULGUAM, INC.

                                  CULUSVI, INC.

                              C.U.L. (Curacao) N.V.

                               CUL (Fiji) Limited

                               CUL (N.Z.) LIMITED

                             CUL (Sint Maarten) N.V.

GUAM, NEV and USVI have no Subsidiaries.


Subsidiaries                         S-5.7-1

                                   Schedule 5.7 to Credit and Security Agreement

                                   Litigation

CUL is involved from time to time in claims, proceedings and litigation arising from its business and property ownership. CUL does not believe that any such claim, proceeding or litigation, either alone or in the aggregate, will have an Material Adverse Effect.


Subsidiaries                         S-5.7-1

                                  Schedule 5.11 to Credit and Security Agreement

                        Intellectual Property Disclosures

                 UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS
                         AND COLLECTIVE MEMBERSHIP MARKS

                                  REGISTRATIONS

              Mark                      Registration Number    Registration Date
              ----                      -------------------    -----------------

"COST-U-LESS" - Typed drawing                2,155,940            May 12, 1998

"COST-U-LESS"  - Design plus words,          2,172,111           July 14, 1998
letters and/or numbers

                                  APPLICATIONS

                                      NONE

                           COLLECTIVE MEMBERSHIP MARKS

                                      NONE

                               UNREGISTERED MARKS

                                      NONE


                                    S-5.11-1

                                   Schedule 6.3 to Credit and Security Agreement

                                 Permitted Liens

    Secured Party              Collateral             Jurisdiction        Filing Date      Filing Number           Borrower
    -------------              ----------             ------------        -----------      -------------           --------
The Woolspin Spice             Equipment              HI Bureau of         05/07/98           98065069        Cost U Less, Inc.
Company dba LION                                       Conveyances
COFFEE

The Woolspin Spice             Equipment              HI Bureau of         05/10/99           99073285        Cost U Less Inc.
Company dba LION                                       Conveyances
COFFEE

Banco Popular de        St. Thomas Building and      Lt. Governor's        11/14/97          C335/1998        Cost U Less*
Puerto*                 all assets of CULUSVI,     Office - St. Thomas
                        Inc. except inventory                                                                 *Banco Popular's
                        and accounts receivable                                                               attorney has
                                                                                                              represented that
                                                                                                              the filing is
                                                                                                              actually a d/b/a
                                                                                                              filing against
                                                                                                              CULUSVI, Inc.

Banco Popular de        St. Thomas Building and      Lt. Governor's        11/14/97          C0334/1998       CULUSVI, Inc.
Puerto                  all assets of CULUSVI,     Office - St. Thomas
                        Inc. except inventory
                        and accounts receivable

CULNEV, Inc.            Inventory, accounts,         Lt. Governor's        01/09/97            66-97          CULUSVI, Inc.
                        contract rights,           Office - St. Thomas
                        general intangibles,
                        instruments, rents,
                        monies, payments and
                        products thereof

CULNEV, Inc.            Inventory, accounts,         Lt. Governor's        01/09/97            67-97          CULUSVI, Inc.
                        contract rights,           Office - St. Thomas
                        general intangibles,
                        instruments, rents,
                        monies, payments and
                        products thereof


Permitted Liens                      S-6.3-1

                                   Schedule 6.4 to Credit and Security Agreement

                      Permitted Indebtedness and Guaranties

                                  Indebtedness

                                                 Principal
         Borrower              Secured Party       Amount       Maturity Date    Monthly Payment             Collateral
         --------              -------------     ---------      -------------    ---------------             ----------
Cost U Less, Inc.           The Woolspin Spice   $__________      __________       $__________                Equipment
                            Company dba LION
                            COFFEE

Cost U Less, Inc.           The Woolspin Spice   $__________      __________       $__________                Equipment
                            Company dba LION
                            COFFEE

CULUSVI, Inc.               Banco Popular de     $1,390,000       July 2013        $11,111.11       St. Thomas Building and all
                            Puerto Rico                                                             assets of CULUSVI, Inc.
                                                                                                    except inventory and
                                                                                                    accounts receivable

                                   Guaranties

                                                 Amount and Description of
  Borrower             Primary Obligor             Obligation Guaranteed               Beneficiary of Guaranty
  --------             ---------------           -------------------------             -----------------------
    CUL             CULUSVI, INC.              Guarantee of $2,000,000 loan          Banco Popular de Puerto Rico

CUL and USVI        CUL (Sint Maarten) N.V.    Guarantee of $2,000,000 loan          Banco Popular de Puerto Rico

    CUL             CULUSVI, INC.              Guarantee of lease obligation         Market Square East, Inc.


Permitted Indebtedness               S-6.4-1